EXHIBIT 23 - CONSENT OF AUDITORS
--------------------------------

                   ESTHER YAP & CO (AF1255)
                  CHARTERED ACCOUNTANTS (M)
      Suite B-12A-6, Megan Avenue 11, 12, Jalan Yap Kwan Seng
                 50450 Kuala Lumpur, Malaysia
       Tel: +60(3)2163-6112/2163-8112 Fax: +60(3)2162-9288
                Email: esther_yap@time.net.my


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                          Member: Malaysian Institute of Accountants
                                  The Malaysian Institute of CPA's



I consent to the use of my report, dated April 20, 2004, in the Form SB-2, on the financial statements of Thai One On, Inc., dated
March 31, 2004, included herein and to the reference made to me.


/s/ Esther Tap & Co.
Chartered Accountants
Kuala Lumpur, Malaysia
April 20, 2004